UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TAILWIND FINANCIAL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-4338095
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada	M5J 2T3
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock and one Warrant	AMEX

Common Stock, par value $0.001 per share	AMEX

Warrants, exercisable for Common Stock at an exercise price of $6.00 per share	AMEX

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-135790(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are the units, common stock and warrants of Tailwind Financial Inc. (the “Company”).  The description of the units, common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-135790), filed with the Securities and Exchange Commission on July 14, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

ITEM 2. EXHIBITS.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation*

3.2	Bylaws*

4.1	Specimen Unit Certificate*

4.2	Specimen Common Stock Certificate*

4.3	Specimen Warrant Certificate*

4.4	Form of Unit Purchase Option to be granted to Representative*

4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant*

* Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-135790.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tailwind Financial Inc.

	By:	/s/ Andrew A. McKay
Andrew A. McKay
Date: March 27, 2007		Chief Executive Officer and President